ARMOUR RESIDENTIAL REIT, INC.
CONFIRMS MONTHLY DIVIDEND RATES FOR Q3 2015

VERO BEACH, Florida – July 2, 2015 – ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) today confirmed the Q3 2015 monthly cash dividend rates for the Company's Common Stock and Series A and Series B Preferred Stock.

Common Stock 1-for-8 Reverse Split and Q3 2015 Dividend Information

As previously announced on June 18, 2015, the Company's Board of Directors has approved a reverse stock split of ARMOUR's outstanding shares of common stock at a ratio of one-for-eight, which is scheduled to take effect at about 5:00 p.m. Eastern Time on July 31, 2015. The July 2015 dividend rate of $0.04 per common share, which is the same as the Q2 2015 dividend rate, does not reflect the effect of the reverse stock split and would be equivalent to $0.32 per common share on a basis reflecting the one-for-eight reverse stock split. After the completion of the reverse stock split on July 31, 2015, ARMOUR’s August 2015 and September 2015 dividend rates will be $0.33 per share. The following table summarizes the Q3 2015 dividend information for the Company’s Common Stock:

Month	Dividend	Holder of Record Date	Payment Date
July 2015	0.04 pre-split	July 15, 2015	July 27, 2015
August 2015	0.33 post-split	August 17, 2015	August 27, 2015
September 2015	0.33 post-split	September 15, 2015	September 28, 2015

Q3 2015 Series A Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2015	$0.171875	July 15, 2015	July 27, 2015
August 2015	$0.171875	August 15, 2015	August 27, 2015
September 2015	$0.171875	September 15, 2015	September 28, 2015

Q3 2015 Series B Preferred Stock Dividend Information

Month	Dividend	Holder of Record Date	Payment Date
July 2015	$0.1640625	July 15, 2015	July 27, 2015
August 2015	$0.1640625	August 15, 2015	August 27, 2015
September 2015	$0.1640625	September 15, 2015	September 28, 2015

Certain Tax Matters
ARMOUR has elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes. In order to maintain this tax status, ARMOUR is required to timely distribute

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ARMOUR Residential REIT, Inc. Confirms Monthly Dividend Rates for Q3 2015

July 2, 2015

substantially all of its ordinary REIT taxable income. Accordingly, ARMOUR may increase the amount of one or more announced dividends before the applicable record date or may declare supplemental dividends, if necessary, to meet this tax requirement. Dividends paid in excess of REIT taxable income for a fiscal year (including any taxable income carried forward from the previous year) will generally not be taxable to stockholders.
About ARMOUR Residential REIT, Inc.
ARMOUR is a Maryland corporation that invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises, or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. The Company disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.
Investor Contact:

James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

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